UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2014

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously reported in a Current Report on Form 8-K filed on November 7, 2014, the Board of Directors (the “Board”) of Red Hat, Inc. (the “Company”) elected Charlene Begley to serve on the Board, effective November 6, 2014. At that time, Ms. Begley had not been appointed to any Board committees. This Amendment No. 1 to Form 8-K is being filed to announce that on December 18, 2014, the Board appointed Ms. Begley to the Board’s Audit and Nominating and Corporate Governance Committees. The Board has determined that Ms. Begley has no material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that she is an independent director under the rules of the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2014	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
Name: R. Brandon Asbill
Title: Assistant Secretary